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                                                                    EXHIBIT 4.3

                             Certificate of Trust
                                      of
                           Reliance Capital Trust I

     THIS CERTIFICATE OF TRUST of Reliance Capital Trust I (the "Trust"), dated as of April 20, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et. seq.).

     (a) Name. The name of the business trust being formed hereby is Reliance Capital Trust I.

     (b) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     (c) Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                      THE BANK OF NEW YORK
                           not in its individual capacity but solely as trustee

                      By: /s/ Iliana Acevedo
                         ------------------------------
                         Name:   Iliana Acevedo
                         Title:  Assistant Treasurer

                      THE BANK OF NEW YORK (DELAWARE)
                           not in its individual capacity but solely as trustee

                      By: /s/ Mary Jane Morrissey
                         ------------------------------
                         Name:   Mary Jane Morrissey
                         Title:  Authorized Signatory

                          /s/ Raymond A. Nielsen
                         ------------------------------
                         Name:  Raymond A. Nielsen
                           not in his individual capacity but solely as trustee

                          /s/ Gerald M. Sauvigne
                         ------------------------------
                         Name:  Gerald M. Sauvigne
                           not in his individual capacity but solely as trustee

                         /s/ Paul D. Hagan
                         ------------------------------
                         Name:  Paul D. Hagan
                           not in his individual capacity but solely as trustee

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